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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (1) the Registration Statement on Form S-8 (Registration No. 333-86749) pertaining to 1,975,000 shares of ARDIS Telecom & Technologies, Inc. common stock issuable pursuant to its Amended Stock Option Plan and certain compensation contracts, and (2) the Registration Statement on Form S-8 (Registration No. 333-23313) pertaining to 1,200,000 shares of ARDIS Telecom & Technologies, Inc. common stock issuable pursuant to its Amended Stock Option Plan, and (3) the Registration Statement (Form S-3 No. 333-33523) pertaining to 863,364 shares of ARDIS Telecom & Technologies, Inc. common stock, of our report dated November 23, 1999, with respect to the financial statements of Dial Thru International Corporation for the year ended December 31, 1998.


                                                 /s/ KING GRIFFIN & ADAMSON P.C.
                                                 -------------------------------
                                                 KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
January 14, 2000